Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan of our report dated February 29, 2012, with respect to the combined and consolidated financial statements of SunCoke Energy, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 29, 2012